Exhibit 99.1

Jazz Pharmaceuticals Announces Offering of $500 Million of Exchangeable Senior Notes due 2024

DUBLIN, Aug. 17, 2017 — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) today announced an offering by Jazz Investments I Limited, its wholly-owned subsidiary (the “Issuer”), of $500 million aggregate principal amount of exchangeable senior notes due 2024 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Issuer has also granted the initial purchasers a 13-day option to purchase up to an additional $75 million aggregate principal amount of notes.

The notes will be exchangeable under certain circumstances for cash, ordinary shares of Jazz Pharmaceuticals plc (“ordinary shares”), or a combination thereof. The Issuer’s obligations under the notes will be fully and unconditionally guaranteed on a senior unsecured basis by Jazz Pharmaceuticals plc and will rank pari passu in right of payment with the Issuer’s existing 1.875% exchangeable senior notes due 2021.

Jazz Pharmaceuticals plc intends to use the net proceeds from this offering to repay all or a substantial portion of $500 million of outstanding borrowings under its revolving credit facility. Any remaining net proceeds will be used for general corporate purposes, including potential business development activities.

None of the notes, the guarantee or the ordinary shares issuable upon exchange of the notes, if any, has been registered under the Securities Act or the securities laws of any other jurisdiction, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any notes, the guarantee or ordinary shares, nor shall there be any sale of notes, the guarantee or ordinary shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

About Jazz Pharmaceuticals plc

Jazz Pharmaceuticals plc (Nasdaq: JAZZ) is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs. Jazz Pharmaceuticals has a diverse portfolio of products and product candidates, with a focus in the areas of sleep and hematology/oncology. In these areas, Jazz Pharmaceuticals markets Xyrem® (sodium oxybate) oral solution, Erwinaze® (asparaginase Erwinia chrysanthemi), Defitelio® (defibrotide sodium) and Vyxeos™ (daunorubicin and cytarabine) liposome for injection in the United States and markets Erwinase® and Defitelio (defibrotide) in countries outside the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, all statements related to the offering of the notes, the guarantee and ordinary shares, including the closing thereof, and the expected use of the net proceeds from the offering. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the satisfaction of closing conditions related to the offering and market risks. These and other risks and uncertainties relating to Jazz Pharmaceuticals and its business can be found under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s Securities and Exchange Commission filings and reports (Commission File No. 001-33500), including the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and future filings and reports by Jazz Pharmaceuticals plc. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Jazz Pharmaceuticals Contacts:

Investors:	Media:
Kathee Littrell	Jacqueline Kirby
Vice President, Investor Relations	Vice President, Corporate Affairs & Government Relations
Ireland, +353 1 634 7887	Ireland, +353 1 697 2141
U.S., +1 650 496 2717	U.S., +1 215 867 4910